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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 17, 2014 (September 11, 2014)

HD SUPPLY HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other Jurisdiction of Incorporation)	001-35979 (Commission File Number)	26-0486780 (I.R.S Employer Identification Number)
3100 Cumberland Boulevard, Suite 1480 Atlanta, Georgia (Address of principal executive offices)		30339 (Zip Code)

Registrant's telephone number, including area code: (770) 852-9000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events.

        On September 11, 2014, HD Supply Holdings, Inc. (the "Company"), certain of the Company's stockholders, including investment funds associated with The Carlyle Group and Clayton, Dubilier & Rice, LLC, and THD Holdings, LLC (collectively, the "Selling Stockholders"), Credit Suisse Securities (USA) LLC ("Credit Suisse") and Merrill Lynch, Pierce, Fenner & Smith Incorporated (together with Credit Suisse, the "Underwriters") entered into an underwriting agreement (the "Underwriting Agreement") pursuant to which the Selling Stockholders agreed to sell to the Underwriters, and the Underwriters agreed to purchase from the Selling Stockholders, subject to and upon terms and conditions set forth therein, 20,000,000 shares of the Company's common stock.

        The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the copy thereof, which is filed herewith as Exhibit 1.1 and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

        (d)   Exhibits

Exhibit No.	Description of Exhibit
1.1	Underwriting Agreement, dated September 11, 2014, among HD Supply Holdings, Inc., the selling stockholders named therein, Credit Suisse Securities (USA) LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

 SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 17, 2014	HD SUPPLY HOLDINGS, INC.
	By:	/s/ Evan J. Levitt Evan J. Levitt Senior Vice President and Chief Financial Officer

 EXHIBIT INDEX

Exhibit No.	Description of Exhibit
1.1	Underwriting Agreement, dated September 11, 2014, among HD Supply Holdings, Inc., the selling stockholders named therein, Credit Suisse Securities (USA) LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

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  Item 8.01 Other Events.
  Item 9.01 Financial Statements and Exhibits.
SIGNATURE
EXHIBIT INDEX